Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces First Quarter 2025 Financial Results

EWING, N.J. – May 1, 2025 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the first quarter ended March 31, 2025.

“We began 2025 on a solid financial note and continue to remain confident in the long-term growth trajectory of the OLED market. At the same time, we recognize the increasing complexity and uncertainty of the global landscape. In this environment, we are committed to our long-term strategy of advancing our leadership through the continuous invention, development and delivery of state-of-the-art OLED technologies and materials. With a powerful innovation engine, strong balance sheet, resilient supply chain, and operational agility, we are well-positioned to adapt to change, respond swiftly and continue supporting our customers and partners,” said Brian Millard, Vice President and Chief Financial Officer of Universal Display Corporation.

Financial Highlights for the First Quarter of 2025

•
Total revenue in the first quarter of 2025 was $166.3 million as compared to $165.3 million in the first quarter of 2024.

•
Revenue from material sales was $86.2 million in the first quarter of 2025 as compared to $93.3 million in the first quarter of 2024. The decrease in material sales was primarily due to lower unit material volume for our emitter materials, partially offset by changes in customer mix.
•
Revenue from royalty and license fees was $73.6 million in the first quarter of 2025 as compared to $68.3 million in the first quarter of 2024. The increase in royalty and license fees was primarily the result of changes in customer mix, partially offset by lower unit material volume.
•
Cost of material sales was $33.9 million in the first quarter of 2025 as compared to $34.1 million in the first quarter of 2024 due to lower unit material volume, partially offset by changes in product mix.
•
Total gross margin was 77% in the first quarter of 2025 as compared to 78% in the first quarter of 2024.
•
Operating income was $69.7 million in the first quarter of 2025 as compared to $62.9 million in the first quarter of 2024.
•
The effective income tax rate was 19.6% in the first quarter of 2025 as compared to 19.4% in the first quarter of 2024.
•
Net income was $64.4 million or $1.35 per diluted share in the first quarter of 2025 as compared to $56.9 million or $1.19 per diluted share in the first quarter of 2024.

Revenue Comparison

($ in thousands)	Three Months Ended March 31,
	2025	2024
Material sales	$86,155	$93,284
Royalty and license fees	73,569	68,268
Contract research services	6,553	3,707
Total revenue	$166,277	$165,259

Cost of Materials Comparison

($ in thousands)	Three Months Ended March 31,
	2025	2024
Material sales	$86,155	$93,284
Cost of material sales	33,949	34,096
Gross margin on material sales	52,206	59,188
Gross margin as a % of material sales	61%	63%

2025 Guidance

While the evolving macroeconomic environment this year creates greater uncertainty, the Company affirms its previous revenue guidance and believes that 2025 revenue will be the range of $640 million to $700 million.

Dividend

The Company also announced a second quarter cash dividend of $0.45 per share on the Company’s common stock. The dividend is payable on June 30, 2025 to all shareholders of record as of the close of business on June 16, 2025.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, May 1, 2025 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 6,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$157,473	$98,980
Short-term investments	413,805	393,690
Accounts receivable	139,563	113,648
Inventory	197,398	182,938
Other current assets	110,175	110,575
Total current assets	1,018,414	899,831
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $168,110 and $169,877	196,263	195,239
ACQUIRED TECHNOLOGY, net of accumulated amortization of $207,814 and $203,621	69,361	73,554
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $12,194 and $11,842	5,094	5,446
GOODWILL	15,535	15,535
INVESTMENTS	369,027	457,593
DEFERRED INCOME TAXES	81,410	78,320
OTHER ASSETS	109,383	106,815
TOTAL ASSETS	$1,864,487	$1,832,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,294	$36,590
Accrued expenses	35,089	46,026
Deferred revenue	22,772	33,074
Other current liabilities	26,944	9,720
Total current liabilities	113,099	125,410
DEFERRED REVENUE	2,348	537
RETIREMENT PLAN BENEFIT LIABILITY	54,867	54,450
OTHER LIABILITIES	34,841	35,411
Total liabilities	205,155	215,808
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,937,424 and 48,834,541 shares issued, and 47,571,776 and 47,468,893 shares outstanding, at March 31, 2025 and December 31, 2024, respectively	489	488
Additional paid-in capital	722,275	723,719
Retained earnings	977,556	934,655
Accumulated other comprehensive income (loss)	294	(1,055)
Treasury stock, at cost (1,365,648 shares at March 31, 2025 and December 31, 2024)	(41,284)	(41,284)
Total shareholders’ equity	1,659,332	1,616,525
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,864,487	$1,832,333

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
REVENUE:
Material sales	$86,155	$93,284
Royalty and license fees	73,569	68,268
Contract research services	6,553	3,707
Total revenue	166,277	165,259
COST OF SALES	38,134	36,969
Gross margin	128,143	128,290
OPERATING EXPENSES:
Research and development	34,900	37,985
Selling, general and administrative	17,014	19,252
Amortization of acquired technology and other intangible assets	4,545	4,548
Patent costs	1,906	1,982
Royalty and license expense	114	1,651
Total operating expenses	58,479	65,418
OPERATING INCOME	69,664	62,872
Interest income, net	10,074	9,568
Other income (loss), net	378	(1,943)
Interest and other income (loss), net	10,452	7,625
INCOME BEFORE INCOME TAXES	80,116	70,497
INCOME TAX EXPENSE	(15,672)	(13,644)
NET INCOME	$64,444	$56,853
NET INCOME PER COMMON SHARE:
BASIC	$1.35	$1.19
DILUTED	$1.35	$1.19
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,567,295	47,557,959
DILUTED	47,689,657	47,628,492
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.45	$0.40

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64,444	$56,853
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,548	6,616
Amortization of intangibles	4,545	4,548
Amortization of premium and discount on investments, net	(1,471)	(2,236)
Stock-based compensation	7,076	9,174
Deferred income tax benefit	(3,091)	(3,936)
Retirement plan expense, net of benefit payments	423	330
Decrease (increase) in assets:
Accounts receivable	(25,915)	20,266
Inventory	(14,460)	2,890
Other current assets	400	(2,113)
Other assets	(2,568)	2,907
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(13,408)	(7,977)
Other current liabilities	16,867	12,786
Deferred revenue	(8,491)	(27,270)
Other liabilities	(337)	(682)
Net cash provided by operating activities	30,562	72,156
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,059)	(7,206)
Purchases of investments	(38,772)	(99,947)
Proceeds from sale and maturity of investments	110,000	42,970
Net cash provided by (used in) investing activities	58,169	(64,183)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	579	639
Payment of withholding taxes related to stock-based compensation to employees	(9,398)	(7,058)
Cash dividends paid	(21,419)	(19,527)
Net cash used in financing activities	(30,238)	(25,946)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	58,493	(17,973)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	98,980	91,985
CASH AND CASH EQUIVALENTS, END OF PERIOD	$157,473	$74,012
SUPPLEMENTAL DISCLOSURES:
Unrealized gain (loss) on available-for-sale securities	$1,320	$(2,666)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	5,487	(156)
Cash paid for income taxes, net of refunds	2,266	5,085